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                                                                  EXHIBIT 28 (c)



                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 11-K


(Mark One)

   [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         For the calendar year ended December 31, 1997

   OR

   [  ]  TRANSITION REPORT PURSUANT TO SECTION 15 (d) OF THE SECURITIES EXCHANGE
         ACT OF 1934

             For the transition period from __________ to __________



                        TRANSCORE RETIREMENT SAVINGS PLAN
                        ---------------------------------
                            (Full title of the plan)

                                7611 Derry Street
                              Harrisburg, PA 17111

           Plan's telephone number, including area code (717) 561-2400

                 Science Applications International Corporation
                 10260 Campus Point Drive, San Diego, California
                  92121 (Name of issuer of the securities held
                   pursuant to the plan and the address of its
                           principal executive office)

        Registrant's telephone number, including area code (619) 546-6000



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the trustee (or other persons who administer the Plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       TRANSCORE RETIREMENT SAVINGS PLAN



Date:    April 23, 1998                BY:/s/ JOHN M. WORTHINGTON
                                          --------------------------------------
                                          John M. Worthington
                                          Senior Vice President and
                                          Chief Operating Officer